EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

         We consent to the use in this Amendment No. 1 of Registration Statement No. 333-126143 on Form SB-2 of Astrata Group Incorporated of our report dated September 27, 2004 (except Note 16, as to which the date is August 3, 2005), appearing in the Prospectus which is part of this Registration Statement.

         We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus.

/s/ BKR LOGISTA INCORPORATED

August 11, 2005
Stellenbosch, South Africa